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                      AMERICAN NORTEL COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                    UNAUDITED


                                                    1999          1998
                                                 3RD QUARTER   3RD QUARTER
BASIC EARNINGS PER SHARE: NOTE 2

Common shares outstanding, beginning of period    15,153,785   14,237,016

Effects of weighting shares:
   Weighted common shares issued . . . . . . .    (1,082,627)  (3,202,769)
                                                -------------  -----------

Weighted average number of common shares . . .    14,071,158   11,034,247
                                                =============  ===========
   outstanding

Net Income . . . . . . . . . . . . . . . . . .  $ 803,208.23   172,534.60
                                                =============  ===========

Earnings Per Share . . . . . . . . . . . . . .  $       0.06         0.02
                                                =============  ===========


DILUTED EARNINGS PER SHARE: NOTE 2

Common shares outstanding, beginning of period    15,153,785   14,237,016

Effects of weighting shares:

   Weighted common shares issued . . . . . . .    (1,082,627)  (3,202,769)
                                                -------------  -----------
   10% Convertible Debentures. . . . . . . . .         5,844      314,613
                                                -------------  -----------

Weighted average number of common shares and
   common equivalent shares outstanding. . . .    14,077,002   11,348,860
                                                =============  ===========

Net Income . . . . . . . . . . . . . . . . . .  $ 802,208.23   172,534.60
                                                =============  ===========

Earnings Per Share . . . . . . . . . . . . . .  $       0.06         0.02
                                                =============  ===========
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